EXHIBIT 99.2

ITEM 6.

SELECTED FINANCIAL DATA

Consolidated Summary of Earnings

Years Ended December 31 ($000’s except share data)

	As Adjusted
	2005		2004		2003		2002		2001
Interest and Fee Income:
Loans and leases	$1,959,063		$1,432,754		$1,336,288		$1,318,175		$1,374,162
Investment securities
Taxable	214,537		200,107		165,075		198,037		270,336
Exempt from federal income taxes	64,127		58,826		57,968		60,637		62,273
Trading securities	229		271		258		328		884
Short-term investments	8,675		2,397		2,559		11,168		16,812
Total interest and fee income	2,246,631		1,694,355		1,562,148		1,588,345		1,724,467

Interest Expense:
Deposits	544,920		276,102		228,216		283,385		566,899
Short-term borrowings	106,333		61,256		81,070		150,310		188,587
Long-term borrowings	330,144		196,440		163,348		127,343		110,842
Total interest expense	981,397		533,798		472,634		561,038		866,328
Net interest income	1,265,234		1,160,557		1,089,514		1,027,307		858,139
Provision for loan and lease losses	44,795		37,963		62,993		74,416		54,115
Net interest income after
provision for loan and lease losses	1,220,439		1,122,594		1,026,521		952,891		804,024

Other Income:
Data processing services	1,185,024		934,128		700,530		640,578		607,454
Wealth management	191,720		175,119		148,348		140,736		138,666
Net investment securities gains (losses)	45,514		35,336		21,572		(6,275)		(6,759)
Other	294,001		273,347		313,123		286,640		246,529
Total other income	1,716,259		1,417,930		1,183,573		1,061,679		985,890

Other Expense:
Salaries and employee benefits	1,074,758		919,431		830,779		779,836		720,544
Other	804,286		709,253		654,808		551,370		594,242
Total other expense	1,879,044		1,628,684		1,485,587		1,331,206		1,314,786
Income before income taxes and cumulative
effect of changes in accounting principles	1,057,654		911,840		724,507		683,364		475,128
Provision for income taxes	351,464		305,987		202,060		225,455		153,900
Income before cumulative effect of changes
in accounting principles	706,190		605,853		522,447		457,909		321,228
Cumulative effect of changes in accounting
principles, net of income taxes	—		—		—		—		(436)
Net Income	$ 706,190		$ 605,853		$ 522,447		$ 457,909		$ 320,792

Net income per common share:**
Basic:
Income before cumulative effect of changes
in accounting principles	$ 3.06		$ 2.72		$ 2.31		$ 2.15		$ 1.52
Cumulative effect of changes in accounting
principles, net of income taxes	—		—		—		—		—
Net income	$ 3.06		$ 2.72		$ 2.31		$ 2.15		$ 1.52

Diluted:
Income before cumulative effect of changes
in accounting principles	$ 2.99		$ 2.66		$ 2.28		$ 2.06		$ 1.47
Cumulative effect of changes in accounting
principles, net of income taxes	—		—		—		—		—
Net income	$ 2.99		$ 2.66		$ 2.28		$ 2.06		$ 1.47

Other Significant Data:
Year-End Common Stock Price**	$ 43.04		$ 44.20		$ 38.25		$ 27.38		$ 31.64
Return on Average Shareholders’ Equity	16.21%		17.00%		15.87%		16.32%		13.04%
Return on Average Assets	1.63		1.63		1.57		1.57		1.22
Dividend Payout Ratio	31.10		30.45		30.70		30.34		38.64
Average Equity to Average Assets Ratio	10.07		9.59		9.89		9.61		9.33
Ratio of Earnings to Fixed Charges*
Excluding Interest on Deposits	3.28	x	4.24	x	3.71	x	3.27	x	2.48	x
Including Interest on Deposits	2.05	x	2.64	x	2.46	x	2.17	x	1.54	x

______________

    *

See Exhibit 12 for detailed computation of these ratios.

  **

Restated for 2-for-1 stock split effective June 17, 2002.

Consolidated Average Balance Sheets

Years ended December 31 ($000’s except share data)

	2005	2004	2003	2002	2001
Assets:
Cash and due from banks	$ 966,078	$ 835,391	$ 752,215	$ 708,256	$ 651,367
Investment securities:
Trading securities	26,922	22,297	23,017	15,247	21,284
Short-term investments	237,178	171,057	264,254	717,129	503,857
Other investment securities:
Taxable	4,847,722	4,672,741	4,038,579	3,325,568	3,926,737
Tax exempt	1,334,793	1,199,139	1,173,466	1,224,737	1,269,175
Total investment securities	6,446,615	6,065,234	5,499,316	5,282,681	5,721,053

Loans and Leases:
Commercial	8,954,619	7,621,040	6,905,323	6,143,862	5,478,342
Real estate	20,728,918	17,215,467	14,938,082	12,633,208	10,514,536
Personal	1,525,502	1,632,440	1,874,315	1,388,447	1,182,049
Lease financing	567,344	552,551	674,871	862,927	1,026,215
Total loans and leases	31,776,383	27,021,498	24,392,591	21,028,444	18,201,142
Less: Allowance for loan and lease losses	362,886	360,408	347,838	302,664	253,089
Net loans and leases	31,413,497	26,661,090	24,044,753	20,725,780	17,948,053

Premises and equipment, net	458,179	448,134	440,492	418,042	391,633
Accrued interest and other assets	3,999,172	3,152,745	2,531,245	2,067,891	1,658,203
Total Assets	$43,283,541	$37,162,594	$33,268,021	$29,202,650	$26,370,309

Liabilities and Shareholders’ Equity:
Deposits:
Noninterest bearing	$4,942,803	$4,585,628	$ 4,189,724	$3,509,133	$ 2,895,083
Interest bearing:
Bank issued deposits:
Bank issued interest bearing activity
Deposits	10,027,250	9,960,645	10,084,996	8,996,778	7,833,126
Bank issued time deposits	4,410,456	3,384,120	3,399,734	3,540,124	3,975,253
Total bank issued deposits	14,437,706	13,344,765	13,484,730	12,536,902	11,808,379
Wholesale deposits	6,720,964	6,057,542	4,311,424	2,596,952	2,487,129
Total interest bearing deposits	21,158,670	19,402,307	17,796,154	15,133,854	14,295,508
Total deposits	26,101,473	23,987,935	21,985,878	18,642,987	17,190,591
Short-term borrowings	2,925,642	2,908,168	3,138,752	4,188,339	3,944,160
Long-term borrowings	8,193,001	5,329,571	3,798,851	2,693,447	1,962,801
Accrued expenses and other liabilities	1,706,111	1,372,677	1,052,713	871,222	813,460
Total liabilities	38,926,227	33,598,351	29,976,194	26,395,995	23,911,012

Shareholders’ Equity	4,357,314	3,564,243	3,291,827	2,806,655	2,459,297
Total Liabilities and Shareholders’ Equity	$43,283,541	$37,162,594	$33,268,021	$29,202,650	$26,370,309

Other Significant Data:
Book Value Per Share at Year End**	$ 20.27	$ 17.51	$ 15.24	$ 13.71	$ 11.81
Average Common Shares Outstanding**	231,300,867	223,123,866	226,342,764	212,799,996	208,587,816
Employees at Year End	13,967	13,345	12,244	12,625	11,657

Credit Quality Ratios:
Net Loan and Lease Charge-offs to Average Loans and Leases	0.12%	0.11%	0.21%	0.21%	0.22%
Total Nonperforming Loans and Leases* and OREO to End of Period Loans and Leases and OREO	0.44	0.48	0.74	0.85	0.94
Allowance for Loan and Lease Losses to End of Period Loans and Leases	1.06	1.21	1.39	1.42	1.39
Allowance for Loan and Lease Losses to Total Nonperforming Loans and Leases*	259	271	202	174	154

______________

    *

Loans and leases nonaccrual, restructured, and past due 90 days or more.

  **

Restated for 2-for-1 stock split effective June 17, 2002.

Yield & Cost Analysis

Years ended December 31 (Tax equivalent basis)

	2005	2004	2003	2002	2001
Average Rates Earned:
Loan and Leases	6.17%	5.31%	5.49%	6.28%	7.56%
Investment Securities – Taxable	4.41	4.30	4.13	6.11	7.04
Investment Securities – Tax-Exempt	7.26	7.53	7.58	7.49	7.28
Trading Securities	0.89	1.26	1.16	2.21	4.21
Short-term Investments	3.66	1.40	0.97	1.56	3.34
Average Rates Paid:
Interest Bearing Deposits	2.58%	1.42%	1.28%	1.87%	3.97%
Short-term Borrowings	3.63	2.11	2.58	3.59	4.78
Long-term Borrowings	4.03	3.69	4.30	4.73	5.65
M&I Marshall & Ilsley Bank Average Prime Rate	6.19	4.34	4.12	4.67	6.91